Exhibit 10.3
RESIGNATION
Board of Directors
TEKNIK DIGITAL ARTS, INC.
7518 Elbow Bend Road, Suite B-9
Carefree, Arizona 85377
Dear Board Members:
Effective this date, I hereby resign as an employee of TEKNIK DIGITAL ARTS, INC. (the “Company”). Please immediately deliver a check from the Company to me at my home address in an amount equal to all unpaid salary due me (I have not been paid since December 15, 2005) and for all accrued vacation less the sum of $2,500 previously advanced to me by the Company, It is understood that the normal payroll deductions will be made by the Company in connection with such payment.
Dated: February 27, 2006
Corey Comstock
Signature: /s/ Corey Comstock